EXHIBIT 10.2

ITLA CAPITAL CORPORATION

2005 RE-DESIGNATED, AMENDED AND RESTATED

EMPLOYEE STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

NQSO NO. ___

         This option is granted on _________, 200_ (the "Grant Date") by ITLA Capital Corporation (the "Corporation") to ______________________ (the "Optionee"), in accordance with the following terms and conditions:

         1. Option Grant and Exercise Period. The Corporation hereby grants to the Optionee a Non-Qualified Stock Option (the "Option") to purchase, pursuant to the Corporation's 2005 Re-Designated, Amended and Restated Employee Stock Incentive Plan, as the same may be from time to time amended (the "Plan"), and upon the terms and conditions therein and hereinafter set forth, an aggregate of ______ shares (the "Option Shares") of the Common Stock, par value $.01 per share ("Common Stock"), of the Corporation at the price (the "Exercise Price") of $______ per share. A copy of the Plan, as currently in effect, is incorporated herein by reference and is attached hereto. Capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the Plan.

         This Option shall be exercisable only during the period (the "Exercise Period") commencing on the dates set forth below and ending at 5:00 p.m., La Jolla, California time, on the date ten years after Grant Date, such later time and date being hereinafter referred to as the "Expiration Date," subject to Section 5 below. Except as provided in Section 7 below, this Option shall vest and become exercisable according to the following schedule:

Date of Vesting	Amount of Initial Award Vested

During the Exercise Period, only the vested portion of this Option shall be exercisable in whole at any time or in part from time to time subject to the provisions of this Agreement.

         2. Method of Exercise of This Option. This Option may be exercised during the Exercise Period by giving written notice to the Corporation specifying the number of Option Shares to be purchased. The notice must be in the form prescribed by the committee referred to in Section 4 of the Plan or its successor (the "Committee") and directed to the address set forth in Section 10 below. The date of exercise is the date on which such notice is received by the Corporation. Such notice must be accompanied by payment in full of the Exercise Price for the Option Shares to be purchased upon such exercise. Payment shall be made in one of the following ways: (i) in cash, which may be in the form of a check, bank draft, or money order payable to the Corporation; (ii) in Common Stock valued at its Fair Market Value on the date of exercise; (iii) by a combination of (i) and (ii); (iv) by having shares withheld from the total number of shares of Common Stock to be delivered upon exercise; or (v) by delivering a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the exercise price.

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         3. Non-Transferability of This Option. This Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, except, (i) in the event of the death of the Optionee, by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, [or (iii) by gift to any member of the Optionee's immediate family (defined as the Optionee's spouse, children or grandchildren) or to a trust for the benefit of one or more of such immediate family members]. This Option is exercisable during the Optionee's lifetime only by the Optionee unless it has been transferred as permitted hereby, in which case it shall be exercisable only by such transferee. The provisions of this Option shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, the successors and assigns of the Corporation and any person to whom this Option is transferred in accordance with this Section 3.

         4. Restrictions on Stock Transferability. The Committee shall impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of this Option as it may deem advisable, including, without limitation, restrictions under applicable federal securities law, under the requirements of any stock exchange, stock market or quotation system on which such shares of Common Stock are then listed and under any blue sky or state securities laws applicable to such shares.

         5. Early Termination of Options. Except as provided in this Section 5 and notwithstanding any other provision of this Option to the contrary, this Option shall not be exercisable unless the Optionee, at the time he exercises this Option, has remained continuously in the employ of the Corporation or any Affiliate of the Corporation (as described in the Plan) since the Grant Date.

         If the Optionee shall cease to be employed by the Corporation or any Affiliate of the Corporation for any reason (excluding death, Disability, Retirement and termination of employment by the Corporation or any Affiliate of the Corporation for cause), this Option will continue to vest and will remain exercisable for three months immediately succeeding such cessation of employment or until the Expiration Date, whichever period is shorter, at the end of which period this Option shall terminate. If the Optionee shall cease to be employed by the Corporation or any Affiliate of the Corporation because of termination of employment by the Corporation or any Affiliate of the Corporation for cause, this Option shall terminate and all rights under this Option shall expire immediately upon the giving to the Optionee of notice of such termination.

         If the Optionee shall cease to be employed by the Corporation or any Affiliate of the Corporation by reason of death or Disability, this Option will continue to vest and will remain exercisable (in the case of the death of the Optionee, by the person to whom this Option is transferred by will or the laws of descent and distribution) for one year immediately succeeding such cessation of employment or until the Expiration Date, whichever period is shorter, at the end of which period this Option shall terminate.

         If the Optionee shall cease to be employed by the Corporation or any Affiliate of the Corporation by reason of Retirement, this Option will continue to vest and will remain exercisable for six months immediately succeeding such cessation of employment or until the Expiration Date, whichever period is shorter, at the end of which period this Option shall terminate.

         6. Adjustments for Changes in Capitalization of the Corporation. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock subject to this Option and the Exercise Price shall be adjusted appropriately by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share.

         7. Change in Control. In the event of a change in control (as defined in the Plan), this Option shall vest 100% and shall, to the extent it is not theretofore exercisable, be immediately exercisable; provided, however, that that this Option shall not become exercisable to the extent it has previously been exercised or otherwise terminated.

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         8. Stockholder Rights Not Granted by This Option. The Optionee is not entitled by virtue hereof to any rights of a stockholder of the Corporation or to notice of meetings of stockholders or to notice of any other proceedings of the Corporation.

         9. Withholding Tax. Upon the exercise of this Option, the Corporation shall have the right to require the Optionee or such other person as is entitled to exercise this Option to pay to the Corporation the amount of any taxes which the Corporation or any Affiliate of the Corporation is required to withhold with respect to such Option Shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld or in lieu of any of the foregoing, to withhold a sufficient sum from the Optionee's compensation payable by the Corporation or any Affiliate of the Corporation to satisfy such withholding requirements. The Corporation's method of satisfying its withholding obligations shall be solely in the discretion of the Corporation, subject to applicable federal, state and local law.

         10. Notices. All notices hereunder to the Corporation shall be delivered or mailed to it addressed to the Secretary of the Corporation at 888 Prospect Street, Suite 110, La Jolla, California 92037. Any notices hereunder to the Optionee shall be delivered personally or mailed to the Optionee's address noted below. Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to the Corporation or to the Optionee, as the case may be.

         11. Plan and Plan Interpretations as Controlling. This Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon the Optionee or his legal representatives with regard to any question arising hereunder or under the Plan.

         12. Optionee Service. Nothing in this Option shall limit the right of the Corporation or any of its Subsidiaries to terminate the Optionee's service as an officer or employee, or otherwise impose upon the Corporation or any of its Subsidiaries any obligation to employ or accept the services of the Optionee.

         13. Optionee Acceptance. The Optionee shall signify his acceptance of the terms and conditions of this Option by signing in the space provided below and returning a signed copy hereof to the Corporation at the address set forth in Section 10 above.

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         IN WITNESS WHEREOF, the parties hereto have caused this NON-QUALIFIED STOCK OPTION AGREEMENT to be executed as of the date first above written.

ITLA CAPITAL CORPORATION
By:
ACCEPTED: (Name of Optionee) (Street Address) (City, State and Zip Code)

NQSO-4
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